151 Farmington Avenue
                                                     Hartford, CT 06156


April 11, 1997                                       SUSAN E. BRYANT
                                                     Counsel
                                                     Law Division, RE4A
                                                     Investments & Financial
                                                     Services
                                                     (860) 273-7834
                                                     Fax:  (860) 273-0356


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



Dear Sir or Madam:

As Counsel of Aetna Life Insurance and Annuity Company (the "Company"), I hereby consent to the use of my opinion dated February 28, 1997 (incorporated herein by reference to the Rule 24f-2 Notice for the fiscal year ended December 31, 1996 filed on behalf of Aetna Investment Advisers Fund, Inc.) as an exhibit to this Post-Effective Amendment No. 15 to the Registration Statement on Form N-1A (File No. 33-27247 and 811-5773).

Sincerely,

/s/Susan E. Bryant

Susan E. Bryant
Counsel